EXHIBIT 5.1

OPINION OF WILSON SONSINI GOODRICH & ROSATI

PROFESSIONAL CORPORATION

May 6, 2014

Twitter, Inc.

1355 Market Street, Suite 900

San Francisco, California 94103

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by Twitter, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission on or about May 6, 2014, in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of up to 447,847 shares of the Company’s common stock, par value $0.000005 per share (“Common Stock”), consisting of (i) 40,746 shares of Common Stock (the “Apps & Zerts Shares”) that are to be issued pursuant to the Apps & Zerts, Inc. 2013 Stock Plan (the “Apps & Zerts Plan”); and (ii) 407,101 shares of Common Stock (the “Gnip Shares”) that are to be issued pursuant to the Gnip, Inc. 2008 Incentive Plan, as amended (the “Gnip Plan” and together with the Apps & Zerts Plan, the “Plans”). The Apps & Zerts Shares and the Gnip Shares are referred to herein as the “Shares.”

As your legal counsel, we have examined the proceedings taken and are familiar with the actions proposed to be taken by you in connection with the issuance and sale of the Shares under the Plans and pursuant to the agreements related thereto.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when issued and sold in the manner referred to in the applicable Plan and pursuant to the agreements that accompany the applicable Plan, will be legally and validly issued, fully paid, and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

/s/ Wilson Sonsini Goodrich & Rosati, Professional Corporation